Exhibit 10.22

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT is dated as of January 27, 2014 (this “Amendment”), among INSTALLED BUILDING PRODUCTS, LLC, a Delaware limited liability company (“IBP, LLC”), INSTALLED BUILDING PRODUCTS II, LLC, a Delaware limited liability company (“IBP II, LLC” and together with IBP, LLC, collectively, the “Companies” and each, individually, the “Company”), EACH BORROWING SUBSIDIARY PARTY HERETO (collectively with the Companies, the “Borrowers”), INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation (“Parent”), and EACH GUARANTYING SUBSIDIARY PARTY HERETO (together with Parent, the “Guarantors”), the Lenders party hereto, and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

RECITALS:

A. The Borrowers, the Guarantors, the lenders from time to time party thereto (collectively, “Lenders”) and Agent have entered into a Loan and Security Agreement dated as of November 4, 2011 (as heretofore modified, supplemented or amended, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. The Borrowers have requested that Agent and Lenders amend certain provisions of the Loan Agreement.

C. Subject to the terms and conditions set forth below, Agent and Lenders party hereto are willing to so amend the Loan Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a) Section 1.1 is hereby amended by deleting the definition of “Change of Control” set forth therein in its entirety and inserting the following in lieu thereof:

“Change of Control: (a) Prior to an IPO, (i) the Control Group ceases to own and control, beneficially and of record, directly or indirectly, a majority of the Equity Interests of the Parent; or (ii) the Sponsor ceases to own and control, beneficially and of record, directly or indirectly more than 21.5% of the Equity Interests of the Parent consisting of common stock and 90% of the Sponsor Preferred Stock; provided that if in connection with, one or more mergers or Acquisitions permitted hereunder, the Parent issues additional Equity Interests, that dilutes the Equity Interests of all holders pro rata, such resulting dilutive effect shall not be deemed to violate this clause (ii) so long as the Sponsor shall own and control, beneficially and of record, directly or indirectly, more than 15% of the Equity Interests of the Parent consisting of common stock and a majority of the Sponsor Preferred Stock, (b) a change in the majority of directors of the Parent, unless approved by the then majority of directors; (c) all or substantially all of a Borrower’s assets are sold or transferred, other than sale or transfer to another Borrower, or (d) the Parent ceases to own and control beneficially and of record, directly or indirectly, all of the Equity Interests in its Subsidiaries (except Suburban).”

(b)	Section 1.1 is hereby further amended by inserting therein, in its proper alphabetical order, a definition of “IPO” as follows:

“IPO: the issuance by Parent of its common stock in an underwritten primary public offering pursuant to an effective registration statement (other than Form S-8) filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933.”

(c)	The existing Section 9.1.4 is deleted in its entirety and the following is inserted in lieu thereof:

“9.1.4 Capital Structure. Schedule 9.1.4 shows (i) for each Obligor and Subsidiary, its name and its jurisdiction of organization, (ii) for each Obligor and Subsidiary (other than Parent), its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests and (iii) for Parent, the Equity Interests held by the Sponsor and the other Control Group members as of the date of, and after giving effect to, the consummation of the IPO. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien, and all such Equity Interests in such Subsidiaries are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary (other than with respect to Parent in connection with or after the consummation of the IPO).”

(d)	Section 10.1.2 is hereby amended by deleting clause (iii) of Section 10.1.2(f) in its entirety and inserting the following in lieu thereof:

“(iii) a list of the Equity Interests of the Parent held by members of the Control Group, as of the date of such request, all in form satisfactory to Agent.”

(e)	The existing Section 10.2.4(a) is deleted in its entirety and the following is inserted in lieu thereof:

“(a) Declare or make any Distributions, except (i) Upstream Payments, (ii) payments permitted under the Sponsor Subordination Agreement to the extent constituting Distributions, (iii) as required under the Suburban Shareholder Agreement, (iv) Distributions permitted by Section 10.2.17(h), and (v) so long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof after giving effect to any repurchase or redemption, the Loan Parties may repurchase or redeem the Sponsor Preferred Stock solely from the net proceeds received upon consummation of an IPO (and substantially contemporaneously therewith);”

(f)	The existing Section 10.2.11 is deleted in its entirety and the following is inserted in lieu thereof:

“10.2.11. Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner adverse to the interests of the Lenders.”

(g)	The existing Section 10.2.17 is deleted in its entirety and the following is inserted in lieu thereof:

“10.2.17. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors not otherwise prohibited under this Agreement; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; (g) payments of interest and principal of Sponsor Subordinated Debt as permitted under the Sponsor Subordination Agreement; (h) on or before December 31, 2012, payments to Parent of fees for management and monitoring services (and payments or Distributions by Parent of such fees) in an amount equal to the lesser of $4,500,000 and 1.5% of the total revenue of Parent and its Subsidiaries for the Fiscal Year ending December 31, 2012, so long as at the time of such payment, no Default or Event of Default is then continuing or would arise therefrom; and (i) Distributions permitted by Section 10.2.4(a).”

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

Section 2. CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by the Borrowers, the Guarantors and Lenders and (ii) such other documents and certificates as Agent or its counsel may reasonably request.

Section 3. REPRESENTATIONS AND WARRANTIES.

(a) In order to induce Agent and Lenders to enter into this Amendment, each Obligor represents and warrants to Agent and Lenders as follows:

(i) No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(ii) The representations and warranties made by such Obligor in Section 9 of the Loan Agreement are true and correct in all material respects (except where any such representation or warranty is otherwise qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

(iii) Since December 31, 2012, no event has occurred or circumstance arisen that has had or could reasonably be expected to have a Material Adverse Effect.

(b) In order to induce Agent and the Lenders to enter into this Amendment, each Obligor represents and warrants to Agent and Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles relating to enforceability.

Section 4. MISCELLANEOUS

(a) Ratification and Confirmation of Loan Documents. Each Obligor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Obligor, the continuation and extension of the liens granted under the Loan Agreement and the Security Documents to secure the Obligations).

(b) Fees and Expenses. The Borrowers shall, joint and severally, pay on demand all reasonable costs and expenses of Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent.

(c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 14.13, 14.14 and 14.15 of the Loan Agreement.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f) Entire Agreement. This Amendment, together with the Guaranties of the Designated LC Obligations and all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by the parties hereto for such purpose.

(g) Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Obligor, Agent, each Lender and their respective successors and assigns (subject to Section 13 of the Loan Agreement).

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IN WITNESS WHEREOF, the following parties have caused this Amendment No. 6 to Loan and Security Agreement to be executed as of the date first written above.

BORROWERS:
INSTALLED BUILDING PRODUCTS, LLC

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President - Finance

ACCURATE INSULATION LLC

AMERICAN INSULATION & ENERGY SERVICES, LLC

ANY SEASON INSULATION, LLC

BAYTHERM INSULATION, LLC

BUILDING MATERIALS FINANCE, INC.

CORNHUSKER INSULATION, LLC

GARAGE DOOR SYSTEMS, LLC

GOLD INSULATION, INC.

GOLD STAR INSULATION, L.P.

By: Gold Insulation, Inc., its General Partner

G-T-G, LLC

HINKLE INSULATION & DRYWALL COMPANY, INCORPORATED

IBP ASSET, LLC

IBP ASSET II, LLC

IBP EXTERIORS, INC.

IBP TEXAS ASSETS I, LLC

IBP TEXAS ASSETS II, LLC

IBP TEXAS ASSETS III, LLC

INSTALLED BUILDING PRODUCTS II, LLC

INSTALLED BUILDING PRODUCTS – PORTLAND, LLC

INSULVAIL, LLC

LAKESIDE INSULATION, LLC

LKS TRANSPORTATION, LLC

METRO HOME INSULATION, LLC

MID SOUTH CONSTRUCTION AND BUILDING PRODUCTS, INC.

NORTHWEST INSULATION, LLC

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President - Finance

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

Signature Page

OJ INSULATION HOLDINGS, INC.

OJ INSULATION, L.P.

By: OJ Insulation Holdings, Inc., its General Partner

RAJAN, LLC

ROCKFORD INSULATION, LLC

SPEC 7 INSULATION CO., LLC

SUPERIOR INSULATION SERVICES, LLC

TCI CONTRACTING, LLC

THERMAL CONTROL INSULATION, LLC

WATER-TITE COMPANY, LLC

WILSON INSULATION COMPANY, LLC

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President - Finance

GUARANTORS:

INSTALLED BUILDING PRODUCTS, INC.

IBHL A HOLDING COMPANY, INC.

IBHL B HOLDING COMPANY, INC.

IBHL II–A HOLDING COMPANY, INC.

IBHL II–B HOLDING COMPANY, INC.

IBP HOLDINGS, LLC

IBP HOLDINGS II, LLC

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President - Finance

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

Signature Page

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Christopher M. O’Halloran
Name:	Christopher M. O’Halloran
Title:	Senior Vice President

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

Signature Page